Exhibit 8.1

[LETTERHEAD OF SIDLEY AUSTIN LLP]

August 10, 2010

Ladies and Gentlemen:

As counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), we address this letter in connection with certain United States federal income tax matters with respect to the Company’s Shelf Registration Statement (the “Registration Statement”) filed on Form S-3.  The Company will file the Registration Statement on or about the date hereof with the Securities and Exchange Commission (the “Commission”) for the issuance and sale of common shares, preferred shares and warrants to purchase common shares or preferred shares (the “Securities”) under the Securities Act of 1933, as amended (the “1933 Act”).  The Registration  Statement describes the common shares, par value $0.01 per share, of the Company, preferred shares, par value $0.01 per share, of the Company and warrants to purchase common shares or preferred shares to be sold by the Company in one or more issuances.  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

As counsel to the Company and the Manager, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

1.	Copy of the Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland.

2.	Copy of the Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company to be a true and complete copy.

3.
A certificate containing certain factual representations and covenants of the Company (the “Officers’ Certificate”) relating to, among other things, the proposed operations of the Company and the entities in which it holds a direct or indirect interest.

4.	A copy of the Registration Statement and the base prospectus that is part of the Registration Statement (the “Base Prospectus”).

5.	Such other documentation or information provided to us by the Company or the Manager as we have deemed necessary or appropriate as a basis for our opinion set forth herein.

Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, the Base Prospectus or in any other document.

We have assumed and relied on representations of the Company and the Manager that the facts, representations and covenants contained in the Officers’ Certificate, the Registration Statement, the Base Prospectus and other documents, or otherwise furnished to us, are accurate.  We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief.

Our opinion is conditioned on, among other things, (1) the Company making a timely election to be taxed as a real estate investment trust (“REIT”) commencing with its taxable year ended December 31, 2009 and (2) the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement, the Base Prospectus and the Officers’ Certificate and the representations made by representatives of the Company and the Manager, without regard to any qualifications therein.  Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986 (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof.  The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.  Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court.  Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.

Based on and subject to the foregoing, we are of the opinion that:

1.
The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2009, and the Company’s current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending after the date of this opinion.

2.
Although the discussion set forth in the Base Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Securities, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Securities, subject to the qualifications set forth therein.  The U.S. federal income tax consequences of the ownership and disposition of the Securities by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular holder.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law.  Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT.  We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion has been prepared for you in connection with the filing of the Registration Statement and Base Prospectus. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP